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                                   EXHIBIT 23




                              ACCOUNTANTS' CONSENT

The Board of Directors
BancorpSouth, Inc.:

We consent to incorporation by reference in the Registration Statement (No. 33-3009) on Form S-3 and the Registration Statement (No. 2-88488) on Form S-8 of BancorpSouth, Inc. of our report dated January 26, 1996, relating to the consolidated balance sheets of BancropSouth, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the 1995 annual report on Form 10-K of BancorpSouth, Inc.

Our report refers to a change in accounting principles related to the adoption in 1994 of the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities.




KPMG Peat Marwick LLP

Memphis, Tennessee
March 25, 1996




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